UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	33-0864902
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to a General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: Class A Common Stock, par value $0.01 per share.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock, par value $0.01 per share, of the Registrant, as set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-183249) as filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2012, as amended, including any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and relating to such securities, is hereby incorporated by reference.

Item 2.	Exhibits.

The following exhibits are being filed as part of this registration statement.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of William Lyon Homes (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Commission on October 25, 2012).

3.2	Second Amended and Restated Bylaws of William Lyon Homes (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Commission on October 25, 2012).

4.1	Form of Class A Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

4.2	Class A Common Stock and Convertible Preferred Stock Subscription Agreement, dated October 12, 2012, by and between William Lyon Homes and WLH Recovery Acquisition LLC (incorporated by reference to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed with the Commission on December 5, 2012).

4.3	Amendment of and Joinder to Class A Common Stock Registration Rights Agreement, dated October 12, 2012, by and between WLH Recovery Acquisition LLC and William Lyon Homes (incorporated by reference to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed with the Commission on December 5, 2012).

4.4	Amendment of and Joinder to Class A Common Stock Registration Rights Agreement, dated October 12, 2012, by and between ColFin WLH Land Acquisitions, LLC and William Lyon Homes (incorporated by reference to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed with the Commission on December 5, 2012).

4.5	Class B Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

4.6	Form of Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

4.7	Amendment of and Joinder to Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated October 12, 2012, by and between WLH Recovery Acquisition LLC and William Lyon Homes (incorporated by reference to the Company’s Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 30, 2013

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Colin T. Severn
Vice President, Chief Financial Officer and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of William Lyon Homes (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Commission on October 25, 2012).

3.2	Second Amended and Restated Bylaws of William Lyon Homes (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Commission on October 25, 2012).

4.1	Form of Class A Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

4.2	Class A Common Stock and Convertible Preferred Stock Subscription Agreement, dated October 12, 2012, by and between William Lyon Homes and WLH Recovery Acquisition LLC (incorporated by reference to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed with the Commission on December 5, 2012).

4.3	Amendment of and Joinder to Class A Common Stock Registration Rights Agreement, dated October 12, 2012, by and between WLH Recovery Acquisition LLC and William Lyon Homes (incorporated by reference to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed with the Commission on December 5, 2012).

4.4	Amendment of and Joinder to Class A Common Stock Registration Rights Agreement, dated October 12, 2012, by and between ColFin WLH Land Acquisitions, LLC and William Lyon Homes (incorporated by reference to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed with the Commission on December 5, 2012).

4.5	Class B Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

4.6	Form of Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 6, 2012).

4.7	Amendment of and Joinder to Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated October 12, 2012, by and between WLH Recovery Acquisition LLC and William Lyon Homes (incorporated by reference to the Company’s Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).